Exhibit “5”

Conner & Winters, LLP
1700 One Leadership Square
211 North Robinson│Oklahoma City, OK 73102-7101
p (405) 272-5711│f (405) 232-2695│cwlaw.com

March 26, 2018

Perma-Fix Environmental Services, Inc.

8302 Dunwoody Place

Suite 250

Atlanta, GA 30350

Re:	Perma-Fix Environmental Services, Inc.; Form S-8 Registration Statement; 2017 Stock Option Plan and 2003 Outside Directors’ Stock Plan; Our File No. 07034.0001

Ladies and Gentlemen:

We are delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form S-8 (the “Registration Statement”) of Perma-Fix Environmental Services, Inc., a Delaware corporation (the “Company”), for the registration of the following shares of the Company’s common stock, $0.001 par value (the “Common Stock”):

(a)	540,000 shares to be issued by the Company pursuant to the Company’s 2017 Stock Option Plan (the “2017 Plan”); and

(b)	an additional 300,000 shares to be issued by the Company pursuant to the 2003 Outside Directors’ Stock Plan, as amended by the First Amendment to the 2003 Outside Directors’ Stock Plan, the Second Amendment to the 2003 Outside Directors’ Stock Plan, the Third Amendment to the 2003 Outside Directors’ Stock Plan, and the Fourth Amendment to the 2003 Outside Directors’ Stock Plan (collectively, the “Outside Directors’ Plan”).

We note that an aggregate 800,000 shares of Common Stock authorized for issuance under the 2003 Outside Directors’ Plan, as amended, are registered on the Company’s registration statements on Form S-8, filed on December 8, 2003, Commission file no. 333-110995; August 19, 2008, Commission file no. 333-153086; and March 31, 2015, Commission file no. 333-203137 (the “Existing Registration Statements”).

In connection with this opinion, we have examined and relied upon such corporate records, certificates, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including, but not limited to, the following:

(a)	the Company’s Restated Certificate of Incorporation;

(b)	the Company’s Amended and Restated Bylaws, as amended;

(c)	the 2017 Plan;

Perma-Fix Environmental Services, Inc.

March 26, 2018

(d)	the Outside Directors’ Plan, as amended;

(e)	Fourth Amendment to the 2003 Outside Directors’ Stock Plan;

(f)	copies of certain resolutions of the Board of Directors of the Company relating to the approval of the 2017 Plan and the approval and subsequent amendments of the Outside Directors’ Plan, the filing of the Registration Statement and related matters, certified pursuant to the Secretary’s Certificate;

(g)	copies of certain minutes of the annual meetings of the Company’s stockholders relating to the approval of the 2017 Plan and the approval and subsequent amendments of the Outside Directors’ Plan;

(h)	Certificate of Good Standing of the Company issued by the Secretary of State of Delaware on March 16, 2018;

(i)	The Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders;

(j)	The Existing Registration Statements; and

(k)	the Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies. We have further assumed that any shares of the Company’s Common Stock to be issued under the 2017 Plan or the Outside Directors’ Plan will have been issued pursuant to the terms of the applicable plan and will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such shares.

In reliance upon and based on such examination and review, we are of the opinion that, when the Registration Statement becomes effective pursuant to the rules and regulations of the Commission, the 540,000 shares of Common Stock which may be issued pursuant to the 2017 Plan and the additional 300,000 shares of Common Stock which may be issued pursuant to the Outside Directors’ Plan will constitute, when purchased and issued pursuant to the terms of the applicable plan, duly authorized, validly issued, fully paid, and nonassessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

CONNER & WINTERS, LLP

/s/ CONNER & WINTERS, LLP